Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-3 of the National Collegiate Student Loan Trust 2007-3 of our reports dated September 25, 2006 and September 22, 2005 relating to the financial statements of The Education Resources Institute, Inc., which appear in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 14, 2007